Exhibit (a)(6)

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS , INC.

ARTICLES OF AMENDMENT

American Century Asset Allocation Portfolios, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(2) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly adopted resolutions authorizing the renaming of duly established and allocated series of the Corporation's stock as follows:

Old Series Name	New Series Name
LIVESTRONG 2015 Portfolio	One Choice 2015 Portfolio
LIVESTRONG 2020 Portfolio	One Choice 2020 Portfolio
LIVESTRONG 2025 Portfolio	One Choice 2025 Portfolio
LIVESTRONG 2030 Portfolio	One Choice 2030 Portfolio
LIVESTRONG 2035 Portfolio	One Choice 2035 Portfolio
LIVESTRONG 2040 Portfolio	One Choice 2040 Portfolio
LIVESTRONG 2045 Portfolio	One Choice 2045 Portfolio
LIVESTRONG 2050 Portfolio	One Choice 2050 Portfolio
LIVESTRONG 2055 Portfolio	One Choice 2055 Portfolio
LIVESTRONG Income Portfolio	One Choice In Retirement Portfolio

SECOND:     These Articles of Amendment shall become effective at 12:01 a.m. on May 31, 2013.

THIRD:     The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary this 3rd day of May, 2013.

ATTEST:	AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

/s/ Otis H. Cowan	By : /s/ Charles A. Etherington
Otis H. Cowan	Charles A. Etherington
Assistant Secretary	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: May 3, 2013	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President